UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

Canna-Global Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41102	86-3692449
(Commission File Number)	(IRS Employer Identification No.)

4640 Admiralty Way, Suite 500

Marina Del Rey, California 90292

(Address of principal executive offices, including zip Code)

310-496-5700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, par value $0.000001 per share and one redeemable warrant of one share of Common Stock	CNGLU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	CNGL	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	CNGLW	The Nasdaq Stock Market LLC
Representative’s shares of Class A common stock	CNGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On August 10, 2023, Dr. Wian Stander, a member of the Board of Directors (the “Board”) of Canna-Global Acquisition Corp (the “Company”) and the Chairperson of the Board’s Governance and Nomination Committee, notified the Company of his intention to resign from the Company’s Board of Directors due to other professional commitments. Dr. Stander did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Director

On August 10, 2023, the Board appointed Mr. Marco Bardelli, a Singapore citizen, to serve as a member of the Board. He was also appointed as the Chairperson of the Board’s Governance and Nomination Committee, replacing Dr. Stander upon his departure. Mr. Bardelli brings more than 25 years of experience in the finance industry including strategic and corporate planning, corporate governance, business development, government relations and investment experience, which he developed also by being the CEO of capital markets regulated financial advisory and fund management entities in Singapore. Mr. Bardelli is well-regarded for his impressive depth of experience including presently, since 2017, as Executive Director, Infinite Studios and Nongsa Digital Park for Metaverse, Digital Infrastructure and Vocational Education (he is the Project Coordinator of Apple Developer Academy-Infinite Learning since 2019. Mr Bardelli holds a Master in Business Administration (MBA) from the University of Chicago (2009).

There are no arrangements or understandings between Mr. Bardelli and any other person, in each case, pursuant to which Mr. Bardelli was appointed to serve on the Board. There are no family relationships between Mr. Bardelli and any other director or executive officer of the Company and there have been no transactions between Mr. Bardelli and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

In accordance with the Company’s customary practice, the Company will also enter into its standard form of indemnification agreement with Mr. Bardelli, which agreement is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-258619) filed with the SEC on November 30, 2021. Mr. Bardelli was awarded no compensation to serve as Director.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101). Canna-Global agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, Canna-Global has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNA-GLOBAL ACQUISITION CORP

Date: August 15, 2023	By:	/s/ J. Gerald Combs
J. Gerald Combs
Chief Executive Officer